UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2023, Sutro Biopharma, Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with an affiliate of Blackstone Life Sciences (“Blackstone”, and together with the Company, the “Parties”), pursuant to which the Company sold to Blackstone its 4% royalty, or revenue interest, in the potential future net sales of Vaxcyte Inc.’s (“Vaxcyte”) products, including VAX-24 (the “Purchased Interest”) under that certain Amended and Restated SutroVax Agreement, dated October 12, 2015, by and between the Company and Vaxcyte, as amended (the “License Agreement”). The Company retains the right to discover and develop vaccines for the treatment or prophylaxis of any disease that is not caused by an infectious pathogen, including cancer.

On June 23, 2023, the Parties consummated the transactions contemplated by the Purchase Agreement and Blackstone made an upfront payment of $140.0 million to the Company. Blackstone will also pay the Company up to an additional $250.0 million upon the achievement of various return thresholds as set forth in the Purchase Agreement.

Under the Purchase Agreement, and in connection with its sale of the Purchased Interest, the Company has agreed to certain covenants with respect to the exercise of its rights under the License Agreement, including with respect to the Company’s right to amend, assign and terminate the License Agreement. The Purchase Agreement contains other customary terms and conditions, including representations and warranties, covenants and indemnification obligations in favor of each party.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 26, 2023	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer